UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2010

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

Technology Centre of New Jersey
675 Rt. 1, Suite B113
North Brunswick, N.J. 08902
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 545-1590

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2010, Advaxis, Inc. (the “Company”) entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Optimus Capital Partners, LLC, a Delaware limited liability company, d/b/a Optimus Life Sciences Capital Partners, LLC (the “Investor”), pursuant to which the Investor agreed to purchase, upon the terms and subject to the conditions set forth therein, up to $7,500,000 of the Company’s newly authorized, non-convertible, redeemable Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), at a price of $10,000 per share of Series B Preferred Stock. The conditions necessary to effect the commitment closing under the Purchase Agreement (the “Commitment Closing”) were also satisfied on July 19, 2010.

Under the terms of the Purchase Agreement, and after the SEC has declared effective a registration statement with respect to the shares of common stock issuable upon exercise of the Warrant (as defined below), the Company may from time to time until July 19, 2013, present the Investor Optimus with a notice to purchase a specified amount of Series B Preferred Stock (the “Notice”).  Subject to satisfaction of certain closing conditions, the Investor is obligated to purchase such shares of Series B Preferred Stock on the 10th trading day after the date of the Notice.  The Company will determine, in its sole discretion, the timing and amount of Series B Preferred Stock to be purchased by the Investor, and may sell such shares in multiple tranches (each, a “Tranche”). The Investor will not be obligated to purchase the Series B Preferred Stock upon the Company’s Notice (i) in the event the average closing sale price of the Company’s common stock during the nine trading days following delivery of a Notice falls below 75% of the closing sale price of the Company’s common stock on the trading day prior to the date such Notice is delivered to the Investor, or (ii) to the extent such purchase would result in the Investor and its affiliates beneficially owning more than 9.99% of the Company’s outstanding common stock.

Holders of Series B Preferred Stock will be entitled to receive dividends, which will accrue in shares of Series B Preferred Stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series B Preferred Stock or upon the liquidation, dissolution or winding up of the Company. The Series B Preferred Stock ranks, with respect to dividend rights and rights upon liquidation:

•
senior to the Company’s common stock and any other class or series of preferred stock of the Company (other than Series A preferred stock or any class or series of preferred stock that the Company intends to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange);

•	pari passu with the Company’s Series A preferred stock (if any such shares are outstanding); and

•
junior to all existing and future indebtedness of the Company and any class or series of preferred stock that the Company intends to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange.

The Series B Preferred Stock has a liquidation preference per share equal to the original price per share thereof plus all accrued dividends thereon (the “Liquidation Value”), and is subject to repurchase by the Company following the consummation of certain fundamental transactions by the Company.  Upon or after the fourth anniversary of the applicable issuance date, the Company has the right, at its option, to redeem all or a portion of the shares of Series B Preferred Stock at the Liquidation Value.  The Company also has the right, at its option, to redeem all or a portion of the shares of Series B Preferred Stock, at a price per share equal to: (i) 136% of the Liquidation Value if redeemed on or after the applicable issuance date but prior to the first anniversary of the applicable issuance date, (ii) 127% of the Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the applicable issuance date, (iii) 118% of the Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the applicable issuance date, and (iv) 109% of the Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the applicable issuance date.

The Purchase Agreement provides that the Company will pay to the Investor a non-refundable fee of $195,000 on the earlier of (x) the closing date of the first Tranche (by offset from the gross proceeds from such Tranche) or (y) the six-month anniversary of the date of the Commitment Closing.

In addition, on July 19, 2010, the Company issued to the Investor a three-year warrant to purchase up to 40,500,000 shares of the Company’s common stock (the “Warrant”), at an initial exercise price of $0.25 per share, subject to adjustment as provided in the Warrant. The Warrant will become exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of the Company’s common stock issuable upon exercise of the Warrant (the “Warrant Shares”) becomes effective and (ii) the first date on which such Warrant Shares are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the Warrant).

The Warrant consists of and is exercisable in tranches, with a separate tranche being created upon each delivery of a tranche notice under the Purchase Agreement.  On each tranche notice date, that portion of the Warrant equal to 135% of the tranche amount will vest and become exercisable, and such vested portion may be exercised at any time during the exercise period on or after such tranche notice date.  On and after the first tranche notice date and each subsequent tranche notice date, the exercise price of the Warrant will be adjusted to the closing sale price of a share of the Company’s common stock on the applicable tranche notice date.  The exercise price of the Warrant may be paid (at the option of the Investor) in cash or by the Investor’s issuance of a four-year, full-recourse promissory note, bearing interest at 2% per annum, and secured by specified portfolio of assets.  However, such promissory note is not due or payable at any time that (a) the Company is in default of any preferred stock purchase agreement for Series B Preferred Stock or any warrant issued pursuant thereto, any loan agreement or other material agreement or (b) there are any shares of the Company’s Series B Preferred Stock issued or outstanding.  The Warrant also provides for cashless exercise in certain circumstances. If a “Funding Default” (as such term is defined in the Warrant) occurs and the Warrant has not previously been exercised in full, the Company has the right to demand surrender of the Warrant (or any remaining portion thereof) without compensation, and the Warrant will automatically be cancelled.

The Company’s right to deliver a Notice to the Investor and the obligation of the Investor to accept a Notice and to acquire and pay for the Series B Preferred Stock subject to such Notice at a Tranche closing are subject to the satisfaction (or waiver) of certain conditions, which include, among others:

•
the Company’s common stock must be listed for trading or quoted on the OTC Bulletin Board (or another eligible trading market), and the Company must be in compliance with all requirements under the Securities Exchange Act of 1934, as amended, in order to maintain such listing;

•
either (i) the Company has a current, valid and effective registration statement covering the resale of all Warrant Shares or (ii) all Warrant Shares are eligible for resale without limitation under Rule 144 (assuming cashless exercise of the Warrant);

•	there must not be any material adverse effect with respect to the Company since the date of the Purchase Agreement, other than losses incurred in the ordinary course of business;

•	the Company must not be in default under any material agreement;

•	certain lock-up agreements with senior officers and directors of the Company and certain beneficial owners of 10% or more of the Company’s outstanding common stock must be effective;

•	there must not be any legal restraint prohibiting the transactions contemplated by the Purchase Agreement; and

•	the aggregate of all shares of the Company’s common stock beneficially owned by the Investor and its affiliates must not exceed 9.99% of the Company’s outstanding common stock.

Pursuant to the Purchase Agreement, on July 19, 2010, the Company issued 500 shares of Series B Preferred Stock to the Investor in exchange for the 500 shares of Series A preferred stock (previously issued to the Investor under the Company’s Series A purchase agreement with the Investor dated September 24, 2009) so that all shares of the Company’s preferred stock held or subsequently purchased by the Investor under the Purchase Agreement would be redeemable upon substantially identical terms.  Any accrued and unpaid dividends on the Series A preferred stock were deemed cancelled and such amount of accrued and unpaid dividends were reflected as accrued and unpaid dividends of the Series B Preferred Stock issued to the Investor.  In addition, on July 19, 2010, the security and collateral provisions of each of the outstanding promissory notes given to the Company by an affiliate of the Investor (“Holder”) in lieu of the payment of the exercise price of certain warrants previously issued by the Company to Holder and exercised by Holder were amended and restated and Holder entered into a Security Agreement with the Company in connection with such amendments.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement and the exhibits thereto (including, without limitation, the form of Warrant, the form of Amended and Restated Promissory Note and the form of Security Agreement), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety, and the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein in its entirety.

The securities described above are being offered and sold to the Investor in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. Except as provided in the Purchase Agreement with respect to the Warrant Shares, the securities described above have not been and will not be registered under the Securities Act or any state securities or “blue sky” laws, and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom. This Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase the securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 of this Current Report is incorporated in this Item 3.02 by reference in its entirety.

Item 5.03. Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 of this Current Report is incorporated in this Item 5.03 by reference in its entirety.

(a)           To create the Series B Preferred Stock issued or issuable under the Purchase Agreement, the Company amended its Certificate of Incorporation by filing a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock on July 19, 2010, which is attached hereto as Exhibit 4.1 and incorporated by reference herein in its entirety.

Item 8.01 Other Events.

On July 20, 2010, the Company issued a press release regarding the transactions described in Item 1.01 of this Current Report.  A copy of the press release, which is attached as Exhibit 99.1 to this Current Report, is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock of Advaxis, Inc. dated July 19, 2010.

10.1	Preferred Stock Purchase Agreement dated as of July 19, 2010.

99.1	Press Release dated July 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2010	Advaxis, Inc.

	By:	/S/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock of Advaxis, Inc. dated July 19, 2010.

10.1	Preferred Stock Purchase Agreement dated as of July 19, 2010.

99.1	Press Release dated July 20, 2010.